                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS





                                                     FOR THE SIX MONTHS ENDED JUNE 30,
                                                     ---------------------------------
                                                                  ACTUAL        PRO FORMA
                                                   1996            1995            1995
                                                ----------      ----------      ----------
Primary:
     Weighted average shares outstanding         8,619,922        4,507,703        6,313,475
     Common stock equivalents                      651,002           66,003          464,842
                                               -----------      -----------      -----------
                                                 9,270,924        4,573,706        6,778,317
                                               ===========      ===========      ===========



Fully Diluted:
     Weighted average shares outstanding         8,619,922        4,507,703        6,313,475
     Common stock equivalents                      623,053           66,003          464,842
                                               -----------      -----------      -----------
                                                 9,242,975        4,573,706        6,778,317
                                               ===========      ===========      ===========



Income before extraordinary item and
     preferred dividend requirement            $ 5,885,893      $ 2,232,581      $ 3,738,952
Preferred dividend requirement                           -                -                -
                                               -----------      -----------      -----------
Income applicable to common shareholders
     and before extraordinary item               5,885,893        2,232,581        3,738,952
Extraordinary item                                       -                -                -
                                               -----------      -----------      -----------
Net income applicable to common
     shareholders                              $ 5,885,893      $ 2,232,581      $ 3,738,952
                                               ===========      ===========      ===========



Earnings per share:

Primary -
     Net income before extraordinary item      $       .64       $      .49        $     .55
     Extraordinary item                                  -                -                -
     Net income                                        .64              .49              .55

Fully Diluted -
     Net income before extraordinary item              .64              .49              .55
     Extraordinary item                                  -                -                -
      Net income                                       .64              .49              .55

                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS






                                                    FOR THE QUARTER ENDED JUNE 30,
                                                    ------------------------------
                                                                ACTUAL       PRO FORMA
                                                  1996           1995           1995
                                               ----------     ----------     ----------
Primary:
     Weighted average shares outstanding        8,620,000       4,516,393       6,322,341
     Common stock equivalents                     651,002          66,003         464,842
                                              -----------     -----------     -----------
                                                9,271,002       4,582,396       6,787,183
                                              ===========     ===========     ===========



Fully Diluted:
     Weighted average shares outstanding        8,620,000       4,516,393       6,322,341
     Common stock equivalents                     623,053          66,003         464,842
                                              -----------     -----------     -----------
                                                9,243,053       4,582,396       6,787,183
                                              ===========     ===========     ===========



Income before extraordinary item and
     preferred dividend requirement           $ 3,114,038     $ 1,228,796     $ 1,929,727
Preferred dividend requirement                          -               -               -
                                              -----------     -----------     -----------
Income applicable to common shareholders
     and before extraordinary item              3,114,038       1,228,796       1,929,727
Extraordinary item                                      -               -               -
                                              -----------     -----------     -----------
Net income applicable to common
     shareholders                             $ 3,114,038     $ 1,228,796     $ 1,929,727
                                              ===========     ===========     ===========



Earnings per share:

Primary -
     Net income before extraordinary item     $       .34     $       .27     $       .28
     Extraordinary item                                 -               -               -
     Net income                                       .34             .27             .28

Fully Diluted -
     Net income before extraordinary item             .34             .27             .28
     Extraordinary item                                 -               -               -
      Net income                                      .34             .27             .28